                                                                     EXHIBIT 3.1

C-108 Prescribed by
      TED W. BROWN                                      Charter #________
      Secretary of State                                Approved by______
                                                        Date_____________
                                                        Fee$_____________


                                  CERTIFICATE
                                       OF
                       AMENDED ARTICLES OF INCORPORATION
                                       OF

    Sealy Mattress Company (formerly Ohio-Sealy Mattress Manufacturing Co.)
--------------------------------------------------------------------------------
                            (Name of Incorporation)


        Thomas L. Smudz          , who is  (   )  Chairman of the Board
---------------------------------          (   )  President  (check one)
                                            (X)  Vice President

and           John D. Moran       , who is  (   )  Secretary  (check one)
    ------------------------------           (X)  Assistant Secretary

of the above named Ohio corporation for profit with its principal location at Cleveland, Ohio do hereby certify that: (check the appropriate box and complete
---------
the appropriate statements)

    [ ]     a meeting of the shareholders was duly called and held on
            __________, 19__, at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise _____% of the voting power of the corporation,

    [X] in a writing signed by all of the shareholders who would be entitled to a notice of a meeting held for that purpose,

the following Amended Articles of Incorporation were adopted to supersede and take the place of the existing Articles and all amendments thereto:

                       AMENDED ARTICLES OF INCORPORATION

     FIRST:  The name of the corporation is    Sealy Mattress Company   .
                                            ----------------------------

     SECOND:  The place in the State of Ohio where its principal office is
          located is the City of    Cleveland   ,    Cuyahoga    County.
                                 ---------------  --------------

     THIRD:    The purposes of the corporation are as follows:

               To engage in any lawful act or activity for which a corporation may be formed in Ohio.

     FOURTH: The number of shares which the corporation is authorized to have outstanding is 1,000 shares of common stock with a par value of $1.00 per share.

     FIFTH: These amended articles of incorporation take the place of and supersede the existing articles of incorporation as heretofore amended.

     IN WITNESS WHEREOF, the above named officers, acting for and on behalf of
the corporation, have subscribed their names this   28   day of   January  ,
                                                  ------        -----------
1988.

                              X[signed] Thomas L. Smudz
                               -----------------------------------------------
                                        (Chairman, President or Vice President)


                              X[signed] John D. Moran
                               -----------------------------------------------
                                        (Secretary of Assistant Secretary)

NOTE: Ohio law does not permit one officer to sign in two capacities. Two separate signatures are required, even if this necessitates the election of a second officer before the filing can be made.

                       AMENDED ARTICLES OF INCORPORATION
                       ---------------------------------

                                       OF
                                       --

                     OHIO-SEALY MATTRESS MANUFACTURING CO.
                     -------------------------------------



                                   ARTICLE I
                                   --------

                                     NAME

The name of the corporation shall be OHIO-SEALY MATTRESS MANUFACTURING CO. (hereinafter called the "Corporation").


                                   ARTICLE II
                                   ----------

                          PRINCIPAL PLACE OF BUSINESS

The place in Ohio where the principal of ice of the Corporation is to be located is Cleveland, Cuyahoga County, Ohio.


                                  ARTICLE III
                                  -----------

                                    PURPOSES

The said Corporation is formed for the purpose of engaging in the business of manufacturing, buying, selling, and generally dealing in mattresses, springs, bedding and in fabrics, cloth, materials, articles and commodities.

     In furtherance and not in limitation of the general powers conferred by the laws of the State of Ohio, and the objectives and purposes herein set forth, it is expressly provided that this Corporation shall also have the following powers, to-wit:

     To purchase, acquire, hold, convey, lease, mortgage, or dispose of property, real or personal, tangible or intangible.

     To have one or more offices, warehouses and/or manufacturing facilities to carry on any or all of its operations and business, and without restrictions or limitations as to amount, to purchase, lease or otherwise acquire, hold and own, and to mortgage, sell, convey, lease, or otherwise dispose of real and personal property of every class and description in any of the states, territories or possessions of the United States and in the District of Columbia, and in any and all foreign countries, including the Commonwealth of Puerto Rico, subject to the laws of such state, district, territory, possession or country.

     To invest in, buy and sell, long or short, on margin or otherwise, stocks (whether common or preferred) bonds, securities, commodities, undivided interests in any real or personal property, shares or interest in investment companies or investment trusts, or discretionary Common Trust Funds and any other property, real or personal, foreign or domestic; and for the foregoing purposes, to borrow money or pledge the credit or any assets of the Corporation.

     To purchase or other vise acquire, hold, sell and transfer the shares of its own common shares, provided it shall not use its funds or property for the purchase or acquisition of its own shares of common shares when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own common shares belonging to it shall not be voted directly or indirectly. This power shall include, but not by way of limitation, the right to re-purchase its shares upon the termination of employment or the death of a shareholder.

     To acquire in whole or in part the business, good will, rights, property and assets of all kinds of any corporation, association, partnership, combination, organization, entity, or individual, domestic or foreign; and to pay for the same in cash, stocks, bonds, notes, debentures or other securities or obligations of the Corporation or otherwise; and to hold, possess and improve such properties and to conduct in any legal manner the whole or any part of the business so acquired; and to pledge, mortgage, sell or otherwise dispose of the same.

     To endorse or guarantee the payment of principal or interest, or both, or dividends upon any stocks, bonds, obligations or other securities or evidences of indebtedness issued or created by any other corporation of the State of Ohio, or any other state, or of any country, nation or government, or political authority, so far as the same may be permitted by law.

     To do any or all of the things herein set forth to the same extent as natural persons might or could do in any part of the world, as principals, agents, contractors, trustees or otherwise, alone or in company with others.

It is the intention that the purposes, objects, and powers specified in this
Article III and all subdivisions thereof shall, except as otherwise expressly provided, in no wise be limited or restricted by reference to or inference from the terms of any other clause or paragraph of this Article, and that each of the purposes, objects, and powers specified in this Article III shall be regarded as independent purposes, objects, and powers.

                                   ARTICLE IV
                                   ----------

                                 CAPITAL STOCK

      A.  AUTHORIZED SHARES
          -----------------

          The number of shares which the Corporation is authorized to have issued and outstanding is 25,500,000 shares, consisting of 25,000,000 shares of Common Stock with a par value of $1.00 per share (hereinafter designated "Common Stock") and 500,000 shares of Preferred Stock with a par value of $1.00 per share (hereinafter designated "Preferred Stock").

     B.   COMMON STOCK
          ------------

          The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to every other share of Common Stock.

     C.   PREFERRED STOCK
          ---------------

          (1)  General
               -------

               (a) In the discretion of the Board of Directors, shares of
                   Preferred Stock may be issued from time to time in one or more series. The express terms of shares of Preferred Stock of different series shall be identical, except that there may be variations in respect of: (i) the dividend rate, (ii) the dates of payment of dividends and the dates from which they are cumulative, (iii) redemption rights and price, (iv) liquidation price, (v) sinking fund requirements, (vi) conversion rights, (vii) restrictions on the issuance of shares of the same series or of any other class or series, and (viii) any and all other terms in respect of which variations may be from time to time permitted by law.

               (b) The Board of Directors is hereby authorized and empowered to adopt amendments to these .Amended Articles of Incorporation in respect of any unissued or treasury shares of Preferred Stock and thereby to fix or change: (i) the division of such shares into series and the designation and authorized number of shares of each series, (ii) the dividend rate, (iii) the dates of payment of dividends and the dates from which they are cumulative, (iv) liquidation price, (v) redemption rights and price, (vi) sinking fund requirements, (vii) restrictions on the issuance of shares of any class or series, and (ix) any and all other terms in respect of which the adoption of such amendments by the Board of Directors may be from time to time permitted by law.

               (c) Nothing in the immediately preceding Clauses (a) and (b) is intended to require that shares of any series in fact possess any or all of the terms referred to in the enumerations contained in said Clauses or permitted bylaw, whether or not shares of any one or more other series do in fact possess such terms.

          (2)  Dividends
               ---------

               (a) Holders of Preferred Stock of each series shall be entitled to receive dividends, when and as declared by the Board of Directors, which shall be payable at such times and at such rates, but not in excess thereof, as maybe fixed by the Board of Directors, in preference to and in priority over dividends on the Common Stock. Such dividends on the Preferred Stock shall be cumulative with respect to each such series from the date determined by the Board of Directors.

               (b) So long as any shares of Preferred Stock are outstanding, the
                   Corporation shall not declare or pay any dividend on or make any distribution of assets on account of Common Stock, or purchase directly or indirectly any Common Stock, unless all accumulated dividends on the Preferred Stock have been declared and paid.

          (3)  Liquidation
               -----------

               Upon any dissolution, liquidation or winding-up of the Corporation, the holders of Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether from capital, surplus or earnings, and before any distribution of any assets shall be made on account of Common Stock, the amount per share fixed by the Board of Directors plus unpaid dividends to the date fixed for distribution. Holders of Preferred Stock shall be entitled to no further participation in any distribution made in conjunction with any such dissolution, liquidation or winding-up. Neither the consolidation or merger of the Corporation nor the sale of all or substantially all of its assets shall be deemed a dissolution, liquidation or winding-up within the meaning of this Paragraph.

          (4)  Redemption
               ----------

               (a) Any series of Preferred Stock which is redeemable shell be subject to the following provisions of this Paragraph (4), except as the Board of Directors shall otherwise provide pursuant to the provisions of Clause (b) of Paragraph (1) of this Section C.

               (b) The Corporation, at its option to be exercised by the Board of Directors, may redeem the whole or any part of the shares of such series, at any time or from time to time, at the redemption price fixed for such shares by the Board of Directors plus unpaid dividends to the redemption date fixed by the Board of Directors. If at any time less than all of the shares of such Preferred Stock then outstanding shall be called for redemption, the Board of Directors may select the series of such Preferred Stock to be redeemed, and if less than all the shares of such series are to be called for redemption, the shares to be redeemed may be selected by lot, or pro rata, or by such other method as the Board of Directors may deem equitable. Notice of every such redemption, stating the redemption date, the redemption price, and the place of payment thereof, shall be given by mailing a copy of such notice to the holders of record of the shares to be redeemed at their addresses as the same appear in the records of the Corporation and by publishing such notice at least once in a newspaper of general circulation in the cities of Cleveland, Ohio, and New York, New York, but not less than thirty (30) days nor more than sixty (60) days prior to the date fixed for redemption.

               (c) If such notice of redemption shall have been duly given, and if on or before the redemption date specified in such notice all funds necessary for such redemption shall have been set aside so as to be available herefor, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, from and after the redemption date, the shares represented thereby shall no longer be deemed outstanding and all rights with respect to such shares shall cease and terminate, except only the right of the holders thereof to receive the amount payable upon redemption, but without interest, upon endorsement, if required, and surrender of the certificates for such shares.

               (d) If, before the redemption date specified in such notice, the
                   Corporation shall deposit with a bank or trust company named in such notice, doing business in Cleveland, Ohio, or New York, New York, and having a capital and surplus aggregating at least $5,000,000, in trust, to be applied to the redemption of the shares so called for redemption, all funds necessary for such redemption, payable at any time after such deposit to the holders entitled thereto, but without interest, upon endorsement, if required, and surrender of the certificates for such shares, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, from and after the date of such deposit, the shares represented thereby shall no longer be deemed outstanding and all rights with respect to such shares shall cease and terminate except (i) the right of the holders thereof to receive from such bank or trust company the amount payable upon redemption, but without interest, upon endorsement, if required, and surrender of the certificates for such shares and (ii) any conversion rights then in effect with respect to such shares, such conversion rights to cease and terminate on the redemption date or on such earlier date as may now or hereafter be provided in these Amended Articles of Incorporation. Any funds so deposited which shall not be required for such redemption by reason of the exercise of any such conversion rights subsequent to the date of such deposit shall be returned to the Corporation. All interest accrued on funds so deposited shall belong to the Corporation and shall be paid to it from time to time. In case the holders of shares called for redemption shall not, within three (3) years after such deposit, claim the amount deposited with respect to the redemption thereof, such bank or trust company shall, upon demand, without the necessity of notifying any then holders of the shares so called for redemption, pay over to the Corporation such unclaimed amounts, and thereupon such bank or trust company shall be relieved of any responsibility in respect thereof, and the holders of the shares so called for redemption shall thereafter look only to the Corporation for the payment thereof, but without interest.

D.   VOTING RIGHTS
     -------------

     (1)  General
          -------

          Each shareholder shall be entitled to cast one vote for each share. Except as otherwise provided by law or by these Amended Articles of Incorporation, the shareholders of all classes shall vote as a single class. In case of any action for which the affirmative vote of the holders of a designated proportion of the shares of any class is required by law or by these Amended Articles of Incorporation, the shareholders of such class shall vote as a single class irrespective of series.

     (2)  Protective Provisions as to Preferred Stock
          -------------------------------------------

          (a) The Corporation shall not, without first obtaining the affirmative vote of the holders of at least a majority of the outstanding shares of Preferred Stock, authorize or create, or increase the authorized amount of, Preferred Stock or a class of stock ranking on a parity with or prior to the Preferred Stock (or any security convertible into such Preferred Stock or class or stock ranking on a parity with or prior to the Preferred Stock); provided, however, that the holders of the shares of Preferred Stock shall not have any rights under the provisions of this Clause (a) to vote in respect of any action specified in this Clause (a) if, in connection with the accomplishment of such action, provision is to be made for the redemption of all of the shares of Preferred Stock at the time outstanding.

          (b) If and whenever dividends on the Preferred Stock shall be in arrears and such arrears shall aggregate an amount at least equal to six (6) quarterly dividends upon such stock, the holders of the Preferred Stock, voting separately as a class, shall be entitled, at any annual meeting of the shareholders or at a special meeting of the holders of the Preferred Stock called as hereinafter provided, to elect two (2) Directors (hereinafter sometimes called the "Preferred Directors") in addition to all other rights to vote for Directors. Whenever all arrears in dividends on the Preferred Stock then outstanding shall have been paid and dividends thereon for the then current dividend period shall have been paid, or declared and a sum sufficient in payment thereof set apart, the right of the holders of the Preferred Stock to elect two (2) Directors shall cease, subject always to the same provisions for the vesting of such voting rights in the case of any similar future arrearages in dividends. At any time after such voting power shall have been so vested in the holders of the Preferred Stock, the Secretary of the Corporation may, and, upon the written request of the holders of record of twenty-five per cent (25%) or more of the Preferred Stock then outstanding, addressed to him at the principal office of the Corporation, shall, call a special meeting of the holders of the Preferred Stock for the election of the Preferred Directors, to be held within thirty (30) days after such call and at the place and upon the notice provided by law and by the Code of Regulations of the Corporation for the holding of meetings of shareholders; provided, however, that the Secretary shall not be required to call such special meeting in the case of any such request received less than ninety (90) days before the date fixed for any annual meeting of shareholders. If any such special meeting required to be called as provided shall not be called by the Secretary within the thirty (30) days after the receipt of any such request, then the holders of record of twenty-five per cent (25%) or more of the shares of the Preferred Stock then outstanding may designate in writing one of their number to call such meeting, and the person so designated may call such meeting to be held at the place and upon the notice above provided and for that purpose shall have access to the stock ledger of the Corporation. No such special meeting and no adjournment thereof shall be held on a date later than thirty (30) days before the annual meeting of the shareholders next succeeding the time when the holders of the Preferred Stock become entitled to elect the Preferred Directors. At any special or annual meeting at which Preferred Directors are to be elected, the holders of at least a majority of the issued and outstanding shares of Preferred Stock, present in person or by proxy, shall constitute a quorum for the holding of such election. In the absence of such quorum, the holders of a majority of such shares present or represented may adjourn such election by resolution to a date fixed therein and no further notice thereof shall be required. At any special meeting or annual meeting at which Preferred Directors are to be elected, provided a quorum of the holders of Preferred Stock is present in person or by proxy, then by vote of the holders of at least a majority of the shares of Preferred Stock present or represented at such meeting, the holders of the Preferred Stock shall be entitled to elect the Preferred Directors, and, unless an increase in the authorized number of Directors theretofore made pursuant to this Clause (b) is then in effect, the then authorized number of Directors of the Corporation shall be increased by two (2) for such meeting. Preferred Directors shall hold office until the next annual election of Directors and until their respective successors shall have been duly elected and qualified. In the event that any vacancy shall occur among the Preferred Directors, the remaining Preferred Director shall within one (1) month after its occurrence designate in a writing filed with the Secretary of the Corporation the person to fill such vacancy, but if such remaining Preferred Director shall not file such designation within such time, or if there be no remaining Preferred Director, such vacancy or vacancies may be filled by a majority of the remaining members of the Board of Directors. In the event that any vacancy shall occur among the Directors other than Preferred Directors, such vacancy shall be filled by a majority of the remaining Directors other than Preferred Directors. Whenever the holders of the Preferred Stock shall be divested of the voting power as above provided, the terms of office of the Preferred Directors shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly.

E.   ELIMINATION OF PRE-EMPTIVE AND OTHER RIGHTS
     -------------------------------------------

     Except for the conversion rights now or hereafter expressly provided for in these Amended Articles of Incorporation, no shareholder of any class shall have any pre emptive or other right to subscribe for, purchase or acquire shares of the same or any other class, or any securities convertible into or evidencing or accompanied by any right to subscribe for, purchase or acquire shares of the same or any other class, whether now or hereafter authorized.


                                   ARTICLE V
                                   ---------

                              VOTING REQUIREMENTS

A.   VOTE REQUIRED FOR CERTAIN BUSINESS COMBINATIONS
     -----------------------------------------------

     (1)  Vote Requirements
          -----------------

          The affirmative vote of the holders of not less than eighty (80) percent of the outstanding shares of Common Stock of the Corporation and the affirmative vote of the holders of not less than sixty-seven
          (67) percent of the outstanding shares of Common Stock of the Corporation held by shareholders other than a "Related Person" (as defined in this Article) who is a party to any "Business Combination" (as defined in this Article) shall be required for the approval or authorization of such Business Combination of the Corporation with a Related Person; provided, however, that the eighty (80) percent and sixty-seven (67) percent voting requirements shall not be applicable if:

          (a) The "Continuing Directors" of the Corporation (as defined in this Article) by a two-thirds (2/3) vote (i) have expressly approved the acquisition of outstanding shares of Common Stock of the Corporation that caused the Related Person involved in the Business Combination to become a Related Person, such approval being made prior to said acquisition, or (ii) have expressly approved the Business Combination prior to that time at which the Related Person involved in the Business Combination became a Related Person; or

          (b) The Business Combination is solely between the Corporation and another corporation, 50 percent or more of the voting stock of which is owned by the Corporation and none of which is owned by the Related Person; provided that if the Corporation is not the surviving entity each shareholder of the Corporation receives the same type of consideration in such transaction in proportion to the shares owned; or

          (c) The Business Combination is a merger or consolidation, and the cash or fair market value (as Determined by the Continuing Directors) of the property, securities or other consideration to be received per share by holders of Common Stock of the Corporation pursuant to the Business Combination is not less than the higher of (i) the highest per share price paid by the Related Person involved in the Business Combination in acquiring any of its holdings of the Corporation's Common Stock or (ii) an amount that bears the same or greater percentage relationship to the market price of the Corporation's Common Stock immediately prior to the announcement of such Business Combination as the highest per share price determined in Clause (i) above bears to the market price of the Corporation's Common Stock immediately prior to the commencement of the acquisition of the Corporation's Common Stock that caused such Related Person to become a Related Person. Appropriate adjustments shall be made regarding both clauses (i) and (ii) above for recapitalizations and for stock splits, stock dividends, and like distributions.

         (2)  Definitions
              -----------

              For the purposes of this Article:

              (a) The term "Business Combination" shall mean (i) any merger or consolidation of the Corporation with or into a Related Person; (ii) any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device of all or any "Substantial Part" (as defined in this Article) of the assets of the Corporation (including without limitation any voting securities of a subsidiary) or of the assets of a subsidiary of the Corporation, to a Related Person; (iii) any merger or consolidation of a Related Person with or into the Corporation or a subsidiary of the Corporation; (iv) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to the Corporation or a subsidiary of the Corporation; (v) the issuance of am securities of the Corporation or a subsidiary of the Corporation to a Related Person; (vi) the acquisition by the Corporation or a subsidiary of the Corporation of any securities of a Related Person; and (vii) any agreement, contract or other arrangement providing for any transactions herein described in Clauses (i) to (vi) of this definition of Business Combination.

              (b) The term "Related Person" shall mean and include any
                  individual, corporation, partnership or other person or entity which, together with their "Affiliates" and "Associates" (as defined on January 7, 1983, in Rule 12b-2 promulgated under the Securities Exchange Act of 1934), "Beneficially Owns" (as defined on January 7, 1983, in Rule 13d-3 promulgated under the Securities Exchange Act of 1934) in the aggregate twenty
                  (20) percent or more of the outstanding shares of Common Stock of the Corporation, and shall mean any Affiliate or Associate of such Related Person.

              (c) The term "Substantial Part" shall mean more than thirty (30)
                  percent of the fair market value of the total assets of the Corporation in question, as determined by the Continuing Directors, at the end of the Corporation's most recent fiscal year ending prior to the time said determination is made.

              (d) The term "Continuing Director" shall mean a director who was a member of the Board of Directors of the Corporation immediately prior to the time the Related Person involved in a Business Combination became a Related Person.

              (e) For the purposes of subparagraph A(1 )(c) of this Article, the term "other consideration to be received" shall include, without limitation, Common Stock of the Corporation retained by its existing public shareholders in the event of a Business Combination in which the Corporation is the surviving corporation.

              (f) Without limitation, any shares of Common Stock of the
                  Corporation that any Related Person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options. or otherwise, shall be deemed beneficially owned by a Related Person.

B.   REPEAL OR AMENDMENT OF VOTE REQUIREMENTS FOR CERTAIN BUSINESS COMBINATIONS
     --------------------------------------------------------------------------

     The provisions set forth at this Section B of Article V and at Section A of
     Article V herein may not be repealed or amended in any respect, unless such action is approved by the affirmative vote of the holders of not less than eighty (80) percent of the outstanding shares of Common Stock of the Corporation; provided, however, that if there is a Related Person such eighty (80) percent vote must include the affirmative vote of at least sixty-seven (67) percent of the outstanding shares of Common Stock held by shareholders other than a Related Person.

C.   OTHER VOTING REQUIREMENTS
     -------------------------

     Notwithstanding any provision of the Ohio Revised Code, now or hereafter in force, requiring for any purpose the vote or consent of the holders of shares entitling them to exercise two-thirds (2/3) or any other proportion of the voting power of the Corporation or of any class or classes of shares thereof, such action may be taken by the vote or consent of the holders of shares entitling them to exercise a majority of the voting power of the Corporation or of such class or classes. This Clause shall not apply to the voting requirements of Sections A and B of this Article V.


                                   ARTICLE VI
                                   ----------

                               PURCHASE OF STOCK

Any provision hereof to the contrary notwithstanding, the Corporation shall have the power upon the affirmative note of a simple majority of its Board of Directors to purchase, to hold, to sell and to transfer shares of its own capital stock.


                                  ARTICLE VII
                                  -----------

                                  INTERDEALING

No officer, Director or shareholder of the Corporation shall be disqualified by his office, membership or stock ownership from dealing or contracting with the Corporation, whether as vendor, purchaser, employee, agent or in any other similar or dissimilar capacity, nor shall any transaction, contract or act of the Corporation be either void or voidable or in any other way affected or invalidated by reason of the fact that any such officer, Director or shareholder of the corporation, any firm of which he may be a member or any other corporation of which he may be an officer, Director or shareholder is in any way interested in such transaction, contract or act, provided the interest of such officer, Director or shareholder is disclosed to or known by the







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

Board of Directors of the Corporation or such members thereof as shall be present at any meeting at which action is taken upon any such transaction, contract or act. No such officer, Director or shareholder shall be accountable or otherwise responsible to the Corporation for or in connection with any such act, contract or transaction or for any gains or profits realized by him by reason of the fact that he, any firm of which he is a member or any other corporation of which he is an officer, Director or shareholder, is interested in any such transaction, contract or act. Any such officer, Director or shareholder, if he is a Director, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize or take action upon any such transaction, contract or act, and he may vote at any such meeting to authorize, adopt, ratify or approve any such transaction, contract or act to the same extent as if he, any firm of which he is a member or any other corporation of which he is an officer, Director or shareholder, were not interested in such transaction, contract or act.


                                  ARTICLE VIII
                                  ------------

                      PREVIOUS AMENDED ARTICLES SUPERSEDED

These Amended Articles of Incorporation supersede the present Amended Articles of the Corporation and all amendments thereto filed with the Secretary of State of Ohio.











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